UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2006

CMS Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09513	38-2726431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Consumers Energy Company
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-05611	38-0442310
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Energy Plaza, Jackson, Michigan		49201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	517-788-0550

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2006, Consumers Energy Company ("Consumers"), a wholly owned subsidiary of CMS Energy Corporation ("CMS Energy") signed a Stock Purchase Agreement (the "SPA") with MCV Power Partners, Inc. ("MCV Power"), an affiliate of GSO Capital Partners LLC and Rockland Capital Energy Investments LLC. Pursuant to the SPA, Consumers has agreed to sell to MCV Power its 100% ownership interest in the stock of CMS Midland, Inc., which has a 49% interest in the Midland Cogeneration Venture Limited Partnership (the "MCV Partnership"). The MCV Partnership leases and operates the Midland Cogeneration Venture facility, an approximately 1500 megawatt natural gas-fueled combined-cycle cogeneration facility located in Midland, Michigan (the "Facility"). Also under the SPA, Consumers has agreed to sell its 100% ownership interest in the stock of CMS Midland Holdings Company, which holds a 35% indirect interest in the Facility. These interests represent all of Consumers’ ownership interests in the Facility. The purchase price for these interests is approximately $60.5 million. In conjunction with the sale, MCV Power has agreed to reimburse Consumers for certain obligations in the event that The Dow Chemical Company elects payment under contracts with the MCV Partnership and Consumers to provide it with steam and power. MCV Power will post a letter of credit of up to $85 million to support this reimbursement obligation. See the News Release dated July 25, 2006, which is attached as Exhibit 99.1, for additional information.

The SPA contains a number of customary representations, warranties, covenants and closing conditions. The closing conditions include the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The SPA also contains indemnification provisions subject to specified limitations as to time and amount. The closing of the transaction is targeted for no later than year-end and the SPA provides that a party not in default may terminate the SPA if closing does not occur on or before December 31, 2006. Consumers and CMS Energy cannot predict with certainty whether or when the closing conditions will be satisfied or whether or when this transaction will be consummated.

A copy of the SPA will be filed with CMS Energy’s and Consumers’ future Securities and Exchange Commission ("SEC") filings as required under SEC regulations.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Consumers News Release dated July 25, 2006

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s and Consumers’ Forms 10-K for the Year Ended December 31, 2005 and as updated in CMS Energy’s and Consumers’ Forms 10-Q for the Quarter Ended March 31, 2006 (all such “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference), that discuss important factors that could cause CMS Energy’s and Consumers’ results to differ materially from those anticipated in such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Energy Corporation

July 25, 2006	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

Consumers Energy Company

July 25, 2006	By:	Thomas J. Webb

Name: Thomas J. Webb
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Consumers News Release dated July 25, 2006